Consolidated Financial Statements
ThinkEngine Networks, Inc.
Years ended December 31, 2004 and 2003














































ThinkEngine Networks, Inc.

                Consolidated Financial Statements


             Years ended December 31, 2004 and 2003





                          Contents

Report of Independent Auditors                                    1

Consolidated Financial Statements

Consolidated Balance Sheets	                                  2
Consolidated Statements of Operations                             3
Consolidated Statements of Stockholders' Equity (Deficit)         4
Consolidated Statements of Cash Flows                             5
Notes to Consolidated Financial Statements                        6-20


































               Report of Independent Auditors

To the Board of Directors and Stockholders
ThinkEngine Networks, Inc.

We have audited the accompanying consolidated balance sheet of ThinkEngine Networks, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
The consolidated financial statements of the Company as of December 31, 2003 were audited by other auditors whose report dated September 30, 2004 (except for Note 8, as to which the date was October 4, 2004) expressed an unqualified opinion on those consolidated financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ThinkEngine Networks, Inc. at December
31, 2004 and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                  /s/ Carlin, Charron & Rosen, LLP


Westborough, Massachusetts
November 23, 2005















                  ThinkEngine Networks, Inc.
                 Consolidated Balance Sheets
                                                   December 31
                                                2004         2003
                                           --------------------------
Assets
Current assets:
Cash and cash equivalents                  $ 1,894,280    $ 3,224,628
Accounts receivable, net of allowance
   for doubtful accounts of $37,500
   in 2004 and $-0- in 2003                    145,655         73,240
Inventories                                    618,905        459,964
Prepaid expenses and other current assets       70,133         76,707
                                           --------------------------
Total current assets                         2,728,973      3,834,539

Property and equipment, net                    280,462        379,266
Other assets                                     1,620          1,120
                                           --------------------------
Total assets                               $ 3,011,055    $ 4,214,925
                                           ==========================

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable                           $   363,155   $     79,258
Accrued expenses                               737,376        328,324
Deferred revenue                               135,710         82,488
Current portion of term loans payable        5,619,129      2,701,856
                                           --------------------------
Total current liabilities                    6,855,370      3,191,926
                                           --------------------------
Stockholders' equity (deficit):
Series A convertible preferred stock,
$0.001 par value with liquidation
preference of $0.44; 34,087,454 shares
authorized and 33,882,909 shares
issued and outstanding                          33,882         33,882
Series B convertible preferred stock,
$0.001 par value with liquidation
preference of $0.276; 74,179,874 shares
authorized and 72,589,390 shares issued
and outstanding                                72,589         72,589
Common stock, $0.001 par value,
252,927,510 shares authorized,
20,340,538 shares issued, 14,746,860
shares outstanding                              20,341         20,341
Additional paid-in capital                  26,731,740     26,149,410
Treasury stock, 5,593,678 shares, at cost       (5,594)        (5,594)
Accumulated deficit                        (30,697,273)   (25,247,629)
                                           --------------------------
Total stockholders' equity (deficit)        (3,844,315)     1,022,999
                                           --------------------------
Total liabilities and stockholders'
equity (deficit)                           $ 3,011,055    $ 4,214,925
                                           ==========================
The accompanying notes are an integral part of these consolidated financial statements.

                   ThinkEngine Networks, Inc.

             Consolidated Statements of Operations


                                            Years ended December 31
                                              2004           2003
                                           --------------------------

Revenue                                    $   649,477    $    75,732
Cost of revenue                                217,804         25,289
                                           --------------------------
Gross profit                                   431,673         50,443

Operating expenses:
    Research and development                 2,170,430      1,436,824
    Sales and marketing                        870,599        751,782
    General and administrative               1,643,562      1,599,767
                                           --------------------------
Total operating expenses                     4,684,591      3,788,373
                                           --------------------------

Loss from operations                        (4,252,918)    (3,737,930)

Other income (expense)
    Interest income                             12,398         19,856
    Loss on disposal of property and
     Equipment                                      -         (30,475)
    Interest expense                        (1,209,124)      (111,463)
                                           --------------------------
Net loss                                   $(5,449,644)   $(3,860,012)
                                           ==========================












The accompanying notes are an integral part of these consolidated financial statements.








                   ThinkEngine Networks, Inc.

   Consolidated Statements of Stockholders' Equity (Deficit)

               Years ended December 31, 2004 and 2003


                                 Series A     Series B                                                       Total
                               Convertible  Convertible             Additional                            Stockholders'
                                Preferred    Preferred    Common     Paid-in     Treasury   Accumulated      Equity
                                  Stock        Stock       Stock     Capital       Stock      Deficit       (Deficit)
                               ---------------------------------------------------------------------------------------
Balance at  January 1, 2003    $  33,882    $  72,589  $  20,341   $ 25,484,476  $ (5,594)  $(21,387,617)  $ 4,218,077
Beneficial conversion of
   convertible notes                   -            -          -        664,934         -              -       664,934
Net loss                               -            -          -              -         -     (3,860,012)   (3,860,012)
                               ---------------------------------------------------------------------------------------
Balance at December 31, 2003      33,882       72,589     20,341     26,149,410    (5,594)   (25,247,629)    1,022,999
Beneficial conversion of
   convertible notes                   -            -          -        582,330         -              -       582,330
Net loss                               -            -          -              -         -     (5,449,644)   (5,449,644)
                               ---------------------------------------------------------------------------------------
Balance at December 31, 2004   $  33,882    $  72,589  $  20,341   $ 26,731,740  $ (5,594)  $(30,697,273)  $(3,844,315)
                               =======================================================================================



The accompanying notes are an integral part of these consolidated financial statements.









                   ThinkEngine Networks, Inc.
              Consolidated Statements of Cash Flows

                                             Years ended December 31
                                               2004           2003
                                           --------------------------
Cash flows from operating activities
Net loss                                   $ (5,449,644) $ (3,860,012)
Adjustments to reconcile net loss to
  cash used in operating activities:
    Noncash interest expense                    789,453        69,309
    Depreciation and amortization               205,594       251,960
    Loss on disposal of property and
       equipment                                    -          30,475
    Changes in operating assets and
       liabilities:
       Accounts receivable                      (72,415)      (73,240)
       Inventories                             (158,941)     (459,964)
       Prepaid expenses and other
          current assets                          6,574        98,507
       Other assets                                (500)          519
       Accounts payable                         283,897       (99,801)
       Accrued expenses                         409,052        71,017
       Deferred revenue                          53,222        82,488
                                           --------------------------
Net cash used in operating activities        (3,933,708)   (3,888,742)
                                           --------------------------

Cash flows from investing activities
Purchases of property and equipment            (106,790)      (53,622)
                                           --------------------------

Cash flows from financing activities
Proceeds from term loans payable              2,807,349     3,200,000
Payments of term loans payable                  (97,199)     (489,323)
                                           --------------------------
Net cash provided by financing activities     2,710,150     2,710,677
                                           --------------------------

Net decrease in cash and cash equivalents    (1,330,348)   (1,231,687)
Cash and cash equivalents - beginning         3,224,628     4,456,315
                                           --------------------------
Cash and cash equivalents - end            $  1,894,280  $  3,224,628
                                           ==========================
Supplemental cash flows disclosure
Interest paid                              $    106,832  $     44,584
                                           ==========================

Supplemental disclosure of noncash activities
Discount on convertible notes related to
   warrants and beneficial conversion      $    582,330  $    664,652
                                           ==========================
The accompanying notes are an integral part of these consolidated financial statements.



                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements

                  December 31, 2004 and 2003


1. Description of Business

Founded on August 30, 2000, ThinkEngine Networks, Inc. (the Company) developed the first high-density, converged media servers capable of supporting large-scale voice recognition, conferencing and media collaboration for service providers. The Company's core technology has potential application across a variety of industries, given its potential to foster new applications and business opportunities associated with advanced voice commerce services. ThinkEngine Networks, Inc. is located in Marlborough, Massachusetts.

As indicated in Note 9, on November 18, 2005, the Company was acquired by Cognitronics Corporation (Cognitronics). As a result of the acquisition, all existing Company stock and stock warrants were cancelled and the Company's stock option plan was terminated. The Company's convertible promissory notes were extinguished at less than book value. The Company will continue as a wholly owned subsidiary of Cognitronics.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company include its wholly owned subsidiary, ThinkEngine Securities Corporation (TSC). TSC was founded on July 18, 2001 to exclusively buy, sell, deal in, and hold securities.

All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.









                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements


2.  Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The Company is subject to a number of risks similar to other companies in its industry. These risks include rapid technological change, uncertainty of market acceptance of products, competition from substitute products and larger companies, the need to obtain additional financing, protection of proprietary technology, and the dependence on key individuals.

Cash Equivalents

Cash equivalents are comprised of short-term investments with original maturities of three months or less when purchased. Cash equivalents consist of money market accounts at December 31, 2004 and 2003.

Off-Balance Sheet Risk and Concentrations of Credit Risk
Financial instruments that potentially expose the Company to concentrations of credit risk mainly consist of cash and cash equivalents and accounts receivable. The Company maintains its cash accounts principally in one financial institution, which has a high credit rating. At December 31, 2004, the Company had cash and cash equivalents in excess of federally insured limits of approximately $1,936,000. For the Company's accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, an appropriate allowance would be recorded. At December 31, 2004, two customers represented 100% of net accounts receivable. Three customers represented approximately 97% of revenues during 2004.

Fair Value of Financial Instruments
Financial instruments principally consist of cash and cash equivalents, accounts receivable, accounts payable, and loans payable. The estimated fair values of these instruments approximate their carrying values.

















                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements


2.  Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the asset or the lesser of the estimated useful life or term of the lease for leasehold improvements as follows:

     Computer and telecom equipment                    3 years
     Office and lab equipment                          5 years
     Furniture and fixtures                            5 years
     Purchased software                                3 years
     Leasehold improvements               Lesser of the estimated useful
                                              life or term of lease

Inventories

Inventories are stated at the lower of cost or market value and include the cost of materials, labor and manufacturing overhead. Inventories consist primarily of purchased parts. Cost is determined using the first-in, first-out (FIFO) method.

Inventories consist of the following at December 31, 2004 and 2003:

                                                2004         2003
                                           ------------------------

Raw materials                              $   46,326    $   43,762
Finished goods                                572,579       416,202
                                           ------------------------
                                           $  618,905    $  459,964
                                           ========================

Revenue Recognition

Revenue is recognized in accordance with the provisions of Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by
SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of the product has occurred, no significant Company obligations with regard to implementation remain, the fee is fixed or determinable, and collectibility is probable. The Company's vendor specific objective evidence used to allocate revenue to services and support is based on the price charged when those elements are sold separately. Product revenues are recorded based on the residual method, as product is not sold separately.





                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements


2.  Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

At the time the Company enters into an arrangement, the Company assesses the probability of collection of the fee and the terms granted to the customer. The Company's payment terms are generally 30 days. If the Company considers the payment terms for the arrangement to be extended, or if the arrangement includes a substantive acceptance provision, the Company defers revenue not meeting the criteria for recognition under SOP 97-2. The Company recognizes revenue, assuming all other conditions for revenue recognition have been satisfied, when the payment of the fee becomes due and/or when the uncertainty regarding acceptance is resolved, as generally evidenced by written acceptance or payment of the fee.

Service revenues comprise revenues from maintenance and support arrangements, which are recognized ratably over the term of the underlying agreement, generally one year. Customer advances in excess of revenue recognized are recorded as deferred revenues.

Software Development Costs
All of the Company's research and development costs have been charged to operations as incurred. In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, the Company will capitalize material software development costs incurred after the technological feasibility of software development projects has been established. The Company determines that technological feasibility has been established when a working model of the software has been completed. As of December 31, 2004, no software development costs have met the criteria for capitalization.

Income Taxes

The Company provides for income taxes under SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. A valuation allowance is established if it is less than likely that a deferred tax asset will be realized.









                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements


2.  Summary of Significant Accounting Policies (continued)

Stock-based Compensation

The Company has followed the intrinsic value method pursuant to Accounting Principles Board (APB) Opinion 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its stock-based compensation plan. Compensation cost for stock options granted to employees and directors, if any, is measured as the excess of the fair value of the Company's stock at the date of grant over the exercise price. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting and Disclosure of Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. Under SFAS No. 123, the Company is required to disclose pro forma net income (loss) based on the fair value method of measuring stock-based compensation.

Pro forma information regarding net loss was computed in accordance with SFAS No. 123 and has been determined as if the Company accounts for stock options under the fair value method of SFAS No. 123. The effects of applying SFAS No. 123 for either recognizing compensation expense or providing proforma disclosures are not likely to be representative of the effects on reported net income for future years. The fair value of these options was estimated at the date of grant using the minimum value option-pricing model with the following weighted-average assumptions: risk-free interest rate ranging from 3.35% to 5.06%, dividend yield of zero, and an expected life of the options of four years. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net loss would have been as follows for the years ended December 31, 2004 and 2003:

                                                2004         2003
                                           ------------------------

     Net loss
     As reported                           $(5,449,644) $(3,860,012)
     Deduct:  Stock-based employee
     compensation expense determined
     under fair value-based method             (22,305)     (12,216)
                                           ------------------------
Pro forma net loss                         $(5,471,949) $(3,872,228)
                                           ========================

The weighted average grant-date fair value of options granted during 2004 was $.005.





                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements


3.  Property and Equipment

Property and equipment consists of the following at
December 31, 2004 and 2003:
                                                2004         2003
                                           ------------------------

     Equipment                             $   946,149   $  920,098
     Furniture and fixtures                     37,468       29,068
     Leasehold improvements                    700,549      691,015
     Purchased software                         95,502       35,397
                                           ------------------------
                                             1,779,668    1,675,578
     Less accumulated depreciation and
        Amortization                         1,499,206    1,296,312
                                           ------------------------
                                           $   280,462   $  379,266
                                           ========================
4.  Term Loans Payable

Term loans payable consists of the following at December 31, 2004 and 2003:
                                                2004         2003
                                           ------------------------

     Loan and security agreement           $         -  $    97,199
     Convertible promissory notes            6,007,349    3,200,000
                                           ------------------------
                                             6,007,349    3,297,199
     Less-Discount related to warrants
        and beneficial conversion             (388,220)    (595,343)
                                           ------------------------
Current maturities                         $ 5,619,129  $ 2,701,856
                                           ========================

Loan and Security Agreement

The Company had a loan and security agreement with Silicon Valley Bank under which the bank agreed to lend the Company equipment advances up to $1,500,000. The loan was secured by tangible and intangible assets, including intellectual property. Interest on outstanding principal balance was fixed at 8.5%. On March 1, 2004, the Company made payment in full settlement on all outstanding principal and interest due under this arrangement.








                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements

4.  Term Loans Payable (continued)

Loan and Security Agreement (continued)

On May 14, 2001, the Company granted Silicon Valley Bank warrants to purchase 204,545 shares of Series A Convertible Preferred Stock at the price of $0.44 per share. The warrants are fully vested and may be exercised at any time until May 14, 2008. The Company estimated the fair value of warrants upon the issuance using the Black-Scholes method and recorded an additional expense in 2001 in the amount of approximately $14,000.

Convertible Promissory Notes

In December 2003, the Company entered into subordinated convertible promissory notes with investors totaling $3,200,000, (collectively, the Notes). The Notes accrue interest at a rate of 8% per annum. The maturity date was extended to June 30, 2005 upon issuance of the October 4, 2004 Note and Warrant Purchase Agreement. The Notes are secured by all assets of the Company.

The principal and unpaid accrued interest of the Notes will be automatically converted into conversion shares, defined as the equity securities issued in the next equity financing in which the Company receives gross proceeds of not less that $4,000,000 from new investors, at the price paid per share for equity securities by the investors upon the closing of such financing. However, if the earlier of (i) the maturity date (December 10, 2004) or (ii) the closing of a corporate transaction, as defined, occurred prior to the closing of the next equity financing, the conversion shares meant the Series B Convertible Preferred Stock. For purposes of conversion under items (i) and (ii), the conversion price equals $0.138.

In connection with the Notes, the Company issued warrants to the investors for the purchase of conversion shares, as previously defined. Each warrant shall be exercisable for that number of conversion shares determined by dividing the warrant coverage amount (defined as 20% of the principal amount of the notes) by the conversion price, as previously defined. The warrants are immediately exercisable, and expire on December 10, 2008. These warrants were deemed to have a fair value of $332,185.
The fair value of the warrants was estimated on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used to value the warrants: (i) contractual life of the warrants, (ii) no dividend yield, (iii) expected volatility of 67%, and (iv) risk-free interest rate of 2.79%. The fair value was recorded as a discount on the Notes at the date of issuance, and is being amortized to interest expense through the earliest conversion date.





                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements

4.  Term Loans Payable (continued)

Convertible Promissory Notes (continued)

Due to the discount on the Notes, the conversion option within the Notes was deemed to have a beneficial conversion value of $332,467. The beneficial conversion value was recognized as a discount on the Notes, and is being amortized to interest expense through the conversion date. For the years ended December 31, 2004 and 2003, the Company recorded $595,343 and $69,309, respectively, of interest expense related to the amortization of the Notes.

On October 4, 2004, the Company executed a Note and Warrant Purchase Agreement with certain investors which resulted in total cash proceeds of $2,800,000. The terms of this agreement are essentially the same as the terms for the Convertible Promissory Notes discussed above, except that the maturity date of this agreement and the Convertible Promissory Notes has been extended to June 30, 2005. These notes were deemed to have a beneficial conversion value of $291,165 and the warrants were deemed to have a fair value of $291,165. The fair value of the warrants was estimated using the same method as for the 2003 warrants but with expected volatility of 68% and risk-free rate of 3.35%. The Company recorded $194,110 of interest expense related to the amortization of the Notes. The effective interest rate on the Notes is approximately 21%.

Total interest expense related to the Notes, including amortization of the beneficial conversion value, was approximately $1,100,000 and $83,000 for the years ended December 31, 2004 and 2003, respectively. Related interest included in accrued expenses at December 31, 2004 and 2003 was approximately $326,000 and $14,000, respectively.

As indicated in Note 9, proceeds from the sale of the Company were not sufficient to pay these Notes in full.

5.  Stockholders' Equity (Deficit)

Series A and Series B Convertible Preferred Stock (Preferred Stock)

On December 7, 2000, the Company entered into the Series A Convertible Preferred Stock Purchase Agreement, whereby the Company sold to investors 33,693,182 shares of the Company's Series A Convertible Preferred Stock (Series A Stock) for an aggregate purchase price of $15,000,000, or $0.44 per share. In 2001, an additional 189,727 shares were issued to various investors at $0.44 per share.

On May 2, 2002, the Company entered into Series B Convertible Preferred Stock Purchase Agreement, whereby the Company sold to investors 28,985,510 shares of the Company's Series B Convertible Preferred Stock (Series B Stock), $0.001 par value, for an aggregate purchase price of $4,000,000, or $0.138 per share. The Company also issued 28,985,510 warrants to purchase Series B Stock at $0.138 per share.


                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements


5.  Stockholders' Equity (Deficit) (continued)

Series A and Series B Convertible Preferred Stock (continued)

On September 13, 2002, 28,985,510 warrants for Series B Stock were exercised for $4,000,000 or $0.138 per share. Also on September 13, 2002, the Company issued 14,492,754 shares of Series B Stock, $0.001 par value, for an aggregate purchase price of $2,000,000 or $0.138 per share. In November 2002, the Company issued to one of the investors an additional 125,616 shares of Series B Stock for $17,335.

The Series A and Series B Convertible Preferred Stock have the following rights and privileges:

Voting

Holders of Preferred Stock vote together with all other classes and series of stock as a single class on a converted basis. Each share of Preferred Stock entitles the holder to such number of votes per share equal to the number of shares of Common Stock into which the share is then convertible. The holders of the Preferred Stock are entitled to elect one director of the Company.

Dividends

The holders of Preferred Stock are entitled to receive dividends prior and in preference to any declaration or payment of any dividend on the common stock of the corporation at the rate of $0.0352 per share per annum for Series A Stock and at the rate of $0.011 per share per annum for Series B Stock, payable when and if declared by the board of directors. Such dividends are not cumulative.

The holders of the Preferred Stock can waive any dividend preference upon the vote or written consent of 66 2/3% of the holders of the outstanding Preferred Stock.

Liquidation

Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Stock are entitled, prior and in preference to any distribution of any assets of the Company to the holders of any class of stock, to the sum of $0.44 per share plus declared but unpaid dividends. The holders of the Series B Stock are entitled, prior and in preference to any distribution of any assets of the corporation to the holders of any class of stock, to the sum of $0.276 per share plus declared but unpaid dividends.







                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements


5.  Stockholders' Equity (Deficit) (continued)

Series A and Series B Preferred Stock (continued)

Conversion

Subsequent to the Series B Stock financing round, the conversion price for Series A Stock was revised. In accordance with the amended certificate of incorporation, the Series A Stock conversion rate is calculated by dividing $0.44 by the Series A Conversion Price, determined as $0.138 per share. Therefore, the original one-to-one conversion rate was changed to 3.188 shares of common stock for 1 share of preferred stock.

Each Series B Preferred stock holder has the right, at its option at any time, to convert any such shares of preferred stock into such number of fully paid and nonassessable shares as is determined by dividing the original Series B issue price by the conversion price. The initial conversion price is the original Series B issue price.

Each share of Preferred Stock will automatically convert into common shares at the conversion price immediately upon the earlier of the Company's sale of its common stock in a firm underwritten public offering or the date specified by written consent or agreement of the holders of at least 66 2/3% of the then outstanding Preferred Stock. The agreement provides antidilution language.

Warrants

On August 6, 2001, upon the signing of the agreement to finance the purchase of additional equipment, the Company granted such lender warrants to purchase 221,591 shares of Series A Stock at the price of $0.44 per share. As stated in the line of credit agreement with the lender, upon the issuance of the Series B shares of preferred stock, May 2, 2002, the Company had to issue Series B warrants equal to the number of shares calculated using total amount of $97,500 divided by the Series B Stock price. Accordingly, upon completion of the Series B Stock round, the Company has cancelled Series A warrants and reissued warrants to purchase 706,522 shares of Series B Stock at $0.138 per share. The warrants are fully vested and may be exercised at any time until August 6, 2011. The Company never used the above-mentioned line of credit. The Company estimated the fair value of the warrants upon issuance in August 2001 using the Black-Scholes method and recorded an expense of approximately $16,000. Upon cancellation and reissuance of the warrants in 2002, the Company revalued the compensation expense and recorded an additional expense of approximately $27,000.







                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements

5.  Stockholders' Equity (Deficit) (continued)

Stock Option Plan

On August 31, 2000, the Board of Directors approved the adoption of the ThinkEngine Networks, Inc. 2000 Stock Option Plan (the 2000 Plan).

The vesting period, number of shares covered by one option, and the option exercise price per share are fixed in the Incentive Stock Option agreements. The vesting period for grants generally is four years and the maximum term of options is ten years. All options granted have been Incentive Stock Options. The weighted-average grant-date fair value of options granted in 2004 was less than $0.01 per option.

Options available for grant at December 31, 2004 were 12,650,645; common shares reserved for issuance at December 31, 2004 were 53,909,551.

2003 Stock Option Repricing

In May 2003, the Company made a formal offer to certain stock option holders, primarily employees, to issue new options in exchange for the surrender of the holders' outstanding options, with an exercise price of $0.05 per share. Under the terms of the arrangement, the new options would be exercisable for the same number of shares that would be issued upon exercise of the surrendered options, continue the vesting schedule of the surrendered options, have an exercise price equal to the fair market value of the common stock on the date of grant and be granted not sooner than the first business day that is at least six months and one day after the expiration of the offer, which was May 23, 2003. In addition, the new options would be granted only to employee participants who were employed, or other participants who were servving the Company in a similarcapacity, at the date of grant. In
December 2003, the Company granted 4,261,590 options pursuant to this arrangement at an exercise price of $0.01 per share, which was determined by the Company to be the then fair value of its common stock.



















                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements

5.  Stockholders' Equity (Deficit) (continued)

Stock option information relating to the Plan is as follows:


                                                    Range of     Weighted-
                                                    Exercise      Average
                                        Shares       Prices    Exercise Price
                                      ---------------------------------------
Outstanding at December 31, 2002      39,645,095    $0.01 - 0.05     $0.03
Granted                                8,749,590            0.01      0.01
Exercised                                      -            -         -
Expired or canceled                   (9,150,852)    0.01 - 0.05      0.04
                                      ----------
Outstanding at December 31, 2003      39,243,833            0.01      0.01
Granted                                2,306,000            0.01      0.01
Exercised                                      -            -         -
Expired or canceled                     (385,447)           0.01      0.01
                                      ----------
Outtstanding at December 31, 2004     41,164,386           $0.01     $0.01
                                      =======================================
Exercisable at December 31, 2004      26,373,624           $0.01     $0.01
                                      =======================================

The following table presents weighted-average price and life information about significant option groups outstanding at December 31, 2004:


                     Options Outstanding               Options Exercisable
             -----------------------------------------------------------------
                          Weighted-
                           Average      Weighted-                  Weighted-
                          Remaining      Average                    Average
 Exercise      Number    Contractual    Exercise      Number        Exercise
  Price     Outstanding     Life          Price     Exercisable      Price
------------------------------------------------------------------------------
  $0.01     41,164,386      7.45         $0.01      26,373,624        $0.01
==============================================================================















                  ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements

6.  Operating Lease

In November 2002, the Company entered into a lease agreement for office space under an operating sub-lease, which expires May 31, 2005. Under the lease, the Company was required to maintain a letter of credit in the amount of $48,471 for the first year of the lease and $32,314 for the remaining term of the lease. In December 2004, the sub-lessor ceased its business operations, which terminated the lease agreement. In addition, the letter of credit was released. Effective December 2004, the Company maintained a month to month lease directly with the Lessor. Total rent expense under the operating lease was $187,296 in 2004 and $186,821 in 2003.

7.  Income Taxes

The Company has federal and state net operating loss carryforwards of aapproximately $22,000,000 available at December 31, 2004 to offset future federal and state taxable income, which expire through 2024 and 2009, respectively. The substantial change in the Company's ownership (Note 9), as defined in Internal Revenue Code Sec. 382, "Limitation on net operating loss carryforwards and certain built-in losses following ownership change", limits the amount of carryforwards which can be realized in future periods. The Company also has capitalized organizational costs for federal and state income tax purposes of approximately $9.1 million (net of amortization of $1.8 million) as of December 31, 2004, which are being amortized over 60 months.

The significant components of the tax provision (benefit) are as follows:

                                                2004              2003
                                            -----------       -----------
Current                                     $         -       $         -
Deferred                                     (2,188,000)       (1,965,000)
                                            -----------       -----------
Change in valuation allowance                 2,188,000         1,965,000
                                            -----------       -----------
                                            $         -       $         -
                                            ===========       ===========
















                 ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements

7.  Income Taxes (continued)

The components of the deferred tax assets (liabilities) at December 31, 2004 and 2003 are as follows:
                                                2004              2003
                                           ------------      ------------

Net operating loss carryforwards           $  8,860,000      $  6,127,000
Capitalized organizational costs              2,740,000         3,512,000
Research and development credits              1,052,000         1,052,000
Property and equipment                          286,000           264,000
Other items                                     296,000            91,000
Valuation allowance                         (13,234,000)      (11,046,000)
                                           ------------      ------------
                                           $          -      $          -
                                           ============      ============

The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that benefits will be realized. The Company has increased its valuation allowance to $13,234,000 at December 31, 2004 from $11,046,000 at December 31, 2003, based upon reasonable assessment of future recoverability of the asset given the ownership change in the Company.

8. Employee Benefit Plan

The Company maintains a 401(k) profit sharing plan on behalf of its eligible employees. No contributions were made to the plan during 2004 or 2003. However, the Company has recorded an accrual and charge to operations in 2004 of approximately $110,000 for contributions related to the estimated resolution of a prior year matter which has yet to be finalized.

9. Subsequent Events

Notes Payable

On May 4, 2005, the Company executed a Note Purchase Agreement with certain investors which resulted in total cash proceeds of $350,782. The terms of this agreement are essentially the same as the terms for the Convertible Promissory Notes discussed in Note 4 except the next equity financing must be gross proceeds of not less than $5 million. The maturity date of this agreement and the Convertible Promissory Notes is June 30, 2005.











                 ThinkEngine Networks, Inc.

          Notes to Consolidated Financial Statements


Subsequent Events (Continued)

Notes Payable (continued)

On June 16, 2005, the Company executed a Note Purchase Agreement with certain investors which resulted in total cash proceeds of $392,480.
The terms of this agreement are essentially the same as the terms for the Convertible Promissory Notes discussed above, except the next equity financing must be gross proceeds of not less than $5 million and the maturity date of this agreement and the Convertible Promissory Notes was extended to July 31, 2005.

On August 22, 2005, the Company executed a Note Purchase Agreement with certain investors which resulted in total cash proceeds of $750,919.
The terms of this agreement are essentially the same as the terms for the Convertible Promissory Notes discussed above, except the next equity financing must be gross proceeds of not less than $5 million and the maturity date of this agreement and the Convertible Promissory Notes was converted to the date specified in writing upon demand of the notes.

On October 31, 2005, the Company repurchased certain secured promissory notes from a minority investor which resulted in total cash expended of $13,750.

Change in Control

Effective November 18, 2005 ThinkEngine Networks, Inc. was acquired by Cognitronics Corporation, a New York corporation located in Danbury, Connecticut. The acquisition was completed through a stock, cash and note transaction totaling approximately $4.7 million. All issued or otherwise outstanding capital stock and all other securities, including all stock options, of the Company were canceled and extinguished upon the acquisition.